                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106060) pertaining to the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan, the Registration Statement on Form S-8 (No. 333-89980) pertaining to the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan and the Registration Statements on Form S-3 (Nos. 333-101499, 333-31142, 333-43066, 333-55370 and 333-81432) of La Jolla Pharmaceutical Company of our report dated February 13, 2004, except for Note 9 as to which the date is February 25, 2004, with respect to the financial statements of La Jolla Pharmaceutical Company included in its Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                  /s/ Ernst & Young LLP

                                                  ERNST & YOUNG LLP

San Diego, California
March 11, 2004